Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES FOURTH QUARTER 2020

TOTAL REVENUE OF $64.5 MILLION

IRVING, TX March 4, 2021 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and twelve months ended December 31, 2020.

Fourth Quarter 2020 Highlights

•	Net broadcast revenue increased 5.9% compared to the third quarter of 2020 and decreased 4.8% compared to the fourth quarter of 2019;

•	Total broadcast advertising/spot revenue increased 21.1% compared to the third quarter of 2020 and decreased 10.5% compared to the fourth quarter of 2019;

•	Station Operating Income (“SOI”) (1) increased 6.7% compared to the third quarter of 2020 and decreased 5.3% compared to the fourth quarter of 2019;

•	Digital media revenue increased 14.6% compared to the third quarter of 2020 and increased 14.5% compared to the fourth quarter of 2019;

•

Combined digital revenue, which includes digital revenue in the broadcast division and digital division, increased 2.9% compared to the third quarter of 2020 and increased 24.8% compared to the fourth quarter of 2019;

•	Combined digital revenue represents 28.0% of fourth quarter 2020 total revenue

•	Adjusted EBITDA increased 3.0% compared to the third quarter of 2020 and decreased 3.0% compared to the fourth quarter of 2019; and

•	$6.3 million in cash at December 31, 2020 and $19.9 million net availability on the Asset Based Revolving Credit Facility (“ABL Facility”)

Fourth Quarter 2020 Results

For the quarter ended December 31, 2020 compared to the quarter ended December 31, 2019:

Consolidated

•	Total revenue decreased 0.2% to $64.5 million from $64.6 million;

•	Total operating expenses decreased 7.7% to $58.1 million from $63.0 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) increased 0.3% to $54.6 million from $54.4 million;

•	Operating income increased 283.0% to $6.4 million from $1.7 million;

•	The company’s net income increased $7.8 million to $3.3 million, or $0.12 net income per diluted share compared to a net loss of $4.5 million, or $0.17 net loss per share;

•	EBITDA (1) increased 42.1% to $9.8 million from $6.9 million;

•	Adjusted EBITDA (1) decreased 3.0% to $9.9 million from $10.2 million; and

•	Net cash used by operating activities decreased to $0.3 million from net cash provided by operating activities of $2.5 million.

Broadcast

•	Net broadcast revenue decreased 4.8% to $48.1 million from $50.5 million;

•	SOI (1) decreased 5.3% to $11.8 million from $12.5 million;

•	Same Station (1) net broadcast revenue decreased 4.0% to $47.7 million from $49.8 million; and

•	Same Station SOI (1) decreased 7.1% to $11.9 million from $12.9 million.

Digital Media

•	Digital media revenue increased 14.5% to $11.2 million from $9.8 million; and

•	Digital Media Operating Income (1) increased 31.6% to $2.6 million from $2.0 million.

Publishing

•	Publishing revenue increased 19.0% to $5.2 million from $4.3 million; and

•	Publishing Operating Loss (1) decreased 60.8% to $0.4 million from $0.9 million.

Included in the results for the quarter ended December 31, 2020 are

•	A $0.1 million net loss on the disposition of assets which reflects various fixed asset disposals; and

•	A $0.1 million non-cash compensation charge related to the expensing of stock options.

Included in the results for the quarter ended December 31, 2019 are:

•	A $2.4 million impairment charge ($1.8 million, net of tax, or $0.07 per share) related to the goodwill in both the company’s digital media and publishing reporting segments;

•

A $1.0 million impairment charge ($0.7 million, net of tax, or $0.03 per share), of which $17,000 related to impairment of mastheads, and the remainder to broadcast licenses. Impairments were recorded in the company’s Tampa, Florida market;

•

A $1.1 million ($0.8 million, net of tax, or $0.03 per share) net loss on the disposition of assets which includes a $1.5 million estimated pre-tax loss for the pending sale of radio station WBZW-AM in Orlando, Florida, offset by a $0.5 million reduction of the loss recorded for the sale of nine radio stations based on the actual closing costs incurred and a reconciliation of total station assets to assets included in the sale;

•	A $1.2 million gain ($0.9 million, net of tax, or $0.03 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024; and

•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options primarily consisting of:

•	$0.1 million non-cash compensation charge included in corporate expenses; and

•	the remaining $0.1 million non-cash compensation charge included in broadcast and digital media.

Per share numbers are calculated based on 26,791,353 diluted weighted average shares for the quarter ended December 31, 2020, and 26,683,363 diluted weighted average shares for the quarter ended December 31, 2019.

Year to Date 2020 Results

For the twelve months ended December 31, 2020 compared to the twelve months ended December 31, 2019:

Consolidated

•	Total revenue decreased 7.0% to $236.2 million from $253.9 million;

•	Total operating expenses decreased 6.9% to $244.0 million from $262.1 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) decreased 3.0% to $210.5 million from $217.1 million;

•	The company’s net operating loss decreased 5.5% to $7.8 million from $8.2 million;

•	The company’s net loss increased to $54.1 million, or $2.03 net loss per share from $27.8 million, or $1.05 net loss per share;

•	EBITDA (1) decreased 33.7% to $6.3 million from $9.6 million;

•	Adjusted EBITDA (1) decreased 30.3% to $25.8 million from $37.0 million; and

•	Net cash provided by operating activities increased 34.3% to $22.9 million from $17.0 million.

Broadcast

•	Net broadcast revenue decreased 7.9% to $178.1 million from $193.3 million;

•	SOI (1) decreased 15.3% to $37.2 million from $43.9 million;

•	Same station (1) net broadcast revenue decreased 5.9% to $175.4 million from $186.4 million; and

•	Same station SOI (1) decreased 16.8% to $37.6 million from $45.2 million.

Digital media

•	Digital media revenue increased 1.1% to $39.6 million from $39.2 million; and

•	Digital Media Operating Income (1) decreased 5.9% to $7.9 million from $8.4 million.

Publishing

•	Publishing revenue decreased 13.4% to $18.5 million from $21.4 million; and

•	Publishing Operating Loss (1) increased 259.6% to $3.4 million from $1.0 million.

Included in the results for the twelve months ended December 31, 2020 are:

•

A $1.6 million ($1.2 million, net of tax, or $0.04 per share) net loss on the disposition of assets which includes a $1.4 million estimated pre-tax loss for the write-off of Miami assets as a result of the company’s plan to exit the market and reflects various fixed asset disposals;

•

A $17.3 million impairment charge ($12.8 million, net of tax, or $0.48 per share), of which $0.3 million related to impairment of mastheads, and the remainder to broadcast licenses due to the financial impact of the COVID-19 pandemic;

•	A $0.3 million impairment charge ($0.2 million, net of tax, or $0.01 per share) related to the company’s goodwill; and

•	A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options primarily consisting of:

•	$0.1 million non-cash compensation charge included in corporate expenses;

•	$0.1 million non-cash compensation charge included in broadcast operating expenses; and

•	the remaining $0.1 million non-cash compensation charge included in digital media and publishing operating expenses.

Included in the results for the twelve months ended December 31, 2019 are:

•	A $22.3 million ($16.5 million, net of tax, or $0.62 per share) net loss on the disposition of assets which includes:

•

a $9.4 million pre-tax loss for the sale of nine radio stations WAFS-AM in Atlanta, Georgia, WWDJ-AM in Boston, Massachusetts, WHKZ-AM in Cleveland, Ohio, KEXB-AM (formerly KTNO-AM) in Dallas, Texas, KDMT-AM in Denver, Colorado, KTEK-AM in Houston, Texas, KRDY-AM in San Antonio, Texas and KXFN-AM and WSDZ-AM in St. Louis, Missouri;

•	a $4.7 million pre-tax loss from the sale of four radio stations WWMI-AM and WLCC-AM in Tampa, Florida and WZAB-AM and WOCN-AM (formerly WKAT-AM) in Miami, Florida;

•	a $3.8 million pre-tax loss on the sale of radio station WSPZ-AM in Washington, D.C.,

•	a $1.5 million estimated pre-tax loss for the pending sale of radio station WBZW-AM in Orlando, Florida;

•	a $1.6 million pre-tax loss from the sale of radio station WDYZ-AM (formerly WORL-AM) in Orlando, Florida;

•	a $1.3 million pre-tax loss on the exchange of radio station KKOL-AM in Seattle, Washington for KPAM-AM in Portland, Oregon;

•	a $0.2 million pre-tax loss on the sale Mike Turner’s line of investment products;

•	a $0.2 million pre-tax loss on the sale of HumanEvents.com;

•	a $0.4 million pre-tax gain on the sale of a portion of land on the company’s transmitter site in Miami, Florida; and

•	a $0.1 million pre-tax gain on the sale of Newport Natural Health;

•

A $2.9 million impairment charge ($2.2 million, net of tax, and $0.08 per share) of which $17,000 related to impairment of mastheads and the remainder to broadcast licenses. Impairments were recorded in the company’s Louisville, Philadelphia, Portland, San Francisco and Tampa markets;

•	A $2.4 million impairment charge ($1.8 million, net of tax, or $0.07 per share) related to the goodwill in both the company’s digital media and publishing reporting segments;

•	A $1.7 million gain ($1.2 million, net of tax, or $0.05 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024;

•	A $0.2 million one-time expense ($0.1 million, net of tax) associated with the adoption of ASC 842 and

•	A $1.5 million non-cash compensation charge ($1.1 million, net of tax, or $0.04 per share) related to the expensing of stock options and restricted stock primarily consisting of:

•	$0.9 million non-cash compensation charge included in corporate expenses;

•	$0.5 million non-cash compensation charge included in broadcast operating expenses; and

•	the remaining $0.1 million non-cash compensation charge included in digital media and publishing operating expenses.

Per share numbers are calculated based on 26,683,363 diluted weighted average shares for the twelve months ended December 31, 2020, and 26,502,934 diluted weighted average shares for the twelve months ended December 31, 2019.

Balance Sheet

As of December 31, 2020, the company had $216.3 million outstanding on the 6.75% senior secured notes due 2024 (the “Notes”) and $5.0 million outstanding on the ABL Facility.

Acquisitions and Divestitures

There were no transactions were completed since October 1, 2020:

Pending transactions:

•

In January 2021, the company applied for $11.2 million in PPP loans available under the CAA for the company’s radio station clusters and its networks. The company has received $8.4 million in funding and expect to receive the remaining amount in the next several weeks.

•

On February 4, 2021, the company entered into an Asset Purchase Agreement (“APA”) to acquire KDIA-AM and KDYA-AM in San Francisco, California for $0.6 million. The purchase is subject to the approval of the FCC and is expected to close in the first half of 2021.

•

On September 10, 2020, the company entered an APA to sell radio station WKAT-AM and an FM translator in Miami, Florida, for $3.5 million in cash. The company will exit the Miami market upon the close of this transaction. The company entered a Local Marketing Agreement under which the buyer will being programming the station in November 2020. The company recognized an estimated pre-tax loss of approximately $1.4 million during the quarter ending September 30, 2020, which reflects the sale price as compared to the carrying value of the assets sold, the estimated closing costs, and the write-off of the remaining Miami assets as a result of exiting this market. This transaction is subject to the approval of the FCC and is expected to close during the first half of 2021.

•

On February 5, 2020, the company entered an APA with Word Broadcasting to sell radio stations WFIA-AM, WFIA-FM and WGTK-AM in Louisville, Kentucky for $4.0 million with credits applied from amounts previously paid, including a portion of the monthly fees paid under a Time Brokerage Agreement (“TBA.”) Due to changes in debt markets, the transaction was not funded, and it is uncertain when, or if, the transaction will close. Word Broadcasting continues to program the stations under a TBA that began in January 2017.

Conference Call Information

Salem will host a teleconference to discuss its results on March 4, 2021 at 12:00 p.m. Central Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Fourth Quarter 2020 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through March 18, 2021 and can be heard by dialing (877) 660-6853, passcode 13714419 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc., at www.salemmedia.com, Facebook and Twitter (@SalemMediaGrp).

Company Contact:

Evan D. Masyr

Executive Vice President and Chief Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1) Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are

commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2020	2019	2020
	(Unaudited)
Net broadcast revenue	$50,485	$48,086	$193,339	$178,127
Net digital media revenue	9,816	11,238	39,165	39,593
Net publishing revenue	4,332	5,153	21,394	18,519

Total revenue	64,633	64,477	253,898	236,239

Operating expenses:
Broadcast operating expenses	37,973	36,238	149,439	140,942
Digital media operating expenses	7,813	8,602	30,801	31,725
Publishing operating expenses	5,236	5,507	22,348	21,950
Unallocated corporate expenses	3,554	4,285	15,940	16,194
Change in the estimated fair value of contingent earn-out consideration	(1)	—	(41)	(12)
Impairment of indefinite-lived long-term assets other than goodwill	1,010	—	2,925	17,254
Impairment of goodwill	2,427	—	2,427	307
Depreciation and amortization	3,838	3,372	15,934	14,058
Net (gain) loss on the disposition of assets	1,114	81	22,326	1,575

Total operating expenses	62,964	58,085	262,099	243,993

Operating income (loss)	1,669	6,392	(8,201)	(7,754)
Other income (expense):
Interest income	1	—	2	1
Interest expense	(4,290)	(4,006)	(17,496)	(16,075)
Gain on early retirement of long-term debt	1,244	—	1,670	49
Net miscellaneous income and (expenses)	144	36	163	(9)

Net income (loss) before income taxes	(1,232)	2,422	(23,862)	(23,788)
Provision for (benefit from) income taxes	3,280	(906)	3,977	30,274

Net income (loss)	$(4,512)	$3,328	$(27,839)	$(54,062)

Basic income (loss) per share Class A and Class B common stock	$(0.17)	$0.12	$(1.05)	$(2.03)
Diluted income (loss) per share Class A and Class B common stock	$(0.17)	$0.12	$(1.05)	$(2.03)
Basic weighted average Class A and Class B common stock shares outstanding	26,683,363	26,683,363	26,502,934	26,683,363

Diluted weighted average Class A and Class B common stock shares outstanding	26,683,363	26,791,353	26,502,934	26,683,363

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2019	December 31, 2020
		(Unaudited)
Assets
Cash	$6	$6,325
Trade accounts receivable, net	30,824	24,469
Other current assets	10,893	15,002
Property and equipment, net	87,673	79,122
Operating and financing lease right-of-use assets	54,730	48,355
Intangible assets, net	369,216	347,547
Deferred financing costs	224	213
Other assets	4,864	3,538

Total assets	$558,430	$524,571

Liabilities and Stockholders’ Equity
Current liabilities	$53,134	$50,860
Long-term debt	216,468	213,764

Operating and financing lease liabilities, less current portion	54,174	47,847
Deferred income taxes	38,778	68,883
Other liabilities	6,213	7,938
Stockholders’ Equity	189,663	135,279

Total liabilities and stockholders’ equity	$558,430	$524,571

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands, except share and per share data)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Treasury Stock	Total
	Shares	Amount	Shares	Amount
Stockholders’ equity, December 31, 2019	23,447,317	$227	5,553,696	$56	$246,680	$(23,294)	$(34,006)	$189,663
Stock-based compensation	—	—	—	—	103	—	—	103

Cash distributions	—	—	—	—	—	(667)	—	(667)

Net loss	—	—	—	—	—	(55,204)	—	(55,204)

Stockholders’ equity, March 31, 2020	23,447,317	$227	5,553,696	$56	$246,783	$(79,165)	$(34,006)	$133,895

Distributions per share	$0.025		$0.025
Stock-based compensation	—	—	—	—	96	—	—	96

Net loss	—	—	—	—	—	(2,515)	—	(2,515)

Stockholders’ equity, June 30, 2020	23,447,317	$227	5,553,696	$56	$246,879	$(81,680)	$(34,006)	$131,476

Stock-based compensation	—	—	—	—	74	—	—	74

Net income	—	—	—	—	—	329	—	329

Stockholders’ equity, September 30, 2020	23,447,317	$227	5,553,696	$56	$246,953	$(81,351)	$(34,006)	$131,879

Stock-based compensation	—	—	—	—	72	—	—	72

Net income	—	—	—	—	—	3,328	—	3,328

Stockholders’ equity, December 31, 2020	23,447,317	$227	5,553,696	$56	$247,025	$(78,023)	$(34,006)	$135,279

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (CONT’D)

(Dollars in thousands, except share and per share data)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Earnings (Deficit)	Treasury Stock	Total
	Shares	Amount	Shares	Amount
Stockholders’ equity, December 31, 2018	22,950,066	$227	5,553,696	$56	$245,220	$10,372	$(34,006)	$221,869
Stock-based compensation	—	—	—	—	176	—	—	176
Cash distributions	—	—	—	—	—	(1,702)	—	(1,702)
Net income	—	—	—	—	—	322	—	322

Stockholders’ equity, March 31, 2019	22,950,066	$227	5,553,696	$56	$245,396	$8,992	$(34,006)	$220,665

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	936	—	—	936
Options exercised	200	—	—	—	—	—	—	—
Lapse of restricted shares	389,061	—	—	—	—	—	—	—
Cash distributions	—	—	—	—	—	(1,728)	—	(1,728)
Net loss	—	—	—	—	—	(3,644)	—	(3,644)

Stockholders’ equity, June 30, 2019	23,339,327	$227	5,553,696	$56	$246,332	$3,620	$(34,006)	$216,229

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	177	—	—	177
Options exercised	—	—	—	—	—	—	—	—
Lapse of restricted shares	41,323	—	—	—	—	—	—	—
Cash distributions	—	—	—	—	—	(1,730)	—	(1,730)
Net loss	—	—	—	—	—	(20,005)	—	(20,005)

Stockholders’ equity, September 30, 2019	23,380,650	$227	5,553,696	$56	$246,509	$(18,115)	$(34,006)	$194,671

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	171	—	—	171
Options exercised	—	—	—	—	—	—	—	—
Lapse of restricted shares	66,667	—	—	—	—	—	—	—
Cash distributions	—	—	—	—	—	(667)	—	(667)
Net loss	—	—	—	—	—	(4,512)	—	(4,512)

Stockholders’ equity, December 31, 2019	23,447,317	$227	5,553,696	$56	$246,680	$(23,294)	$(34,006)	$189,663

Distributions per share	$0.025		$0.025

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2020	2019	2020
OPERATING ACTIVITIES
Net income (loss)	$(4,512)	$3,328	$(27,839)	$(54,062)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash stock-based compensation	171	72	1,460	345
Depreciation and amortization	3,838	3,372	15,934	14,058
Amortization of deferred financing costs	294	214	1,060	889
Non-cash lease expense	2,291	2,210	9,026	8,955
Accretion of acquisition-related deferred payments and contingent consideration	3	—	5	—
Provision for bad debts	659	217	2,066	4,339
Deferred income taxes	3,019	(849)	3,506	30,105
Impairment of indefinite-lived long-term assets other than goodwill	1,010	—	2,925	17,254
Impairment of goodwill	2,427	—	2,427	307
Change in the estimated fair value of contingent earn-out consideration	(1)	—	(41)	(12)
Net (gain) loss on the disposition of assets	1,114	81	22,326	1,575
Gain on early retirement of long-term debt	(1,244)	—	(1,670)	(49)
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	1,768	(1,049)	(595)	1,516
Inventories	(68)	123	(440)	222
Prepaid expenses and other current assets	279	386	617	(957)
Accounts payable and accrued expenses	(6,513)	(2,030)	(2,009)	3,841
Operating lease liabilities	(2,129)	(2,758)	(10,112)	(9,154)
Contract liabilities	53	(3,011)	(1,657)	2,263
Deferred rent income	(79)	(40)	(209)	(308)
Other liabilities	(18)	(562)	(34)	1,692
Income taxes payable	177	2	264	32

Net cash provided by (used in) operating activities	$2,539	$(294)	$17,010	$22,851

INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(1,693)	(1,051)	(7,757)	(4,616)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(25)	(11)	(28)	(151)
Purchases of broadcast assets and radio stations	—	—	(35)	—
Purchases of digital media businesses and assets	—	—	(1,250)	(400)
Proceeds from sale of assets	16,539	1	20,741	189
Proceeds from the cash surrender value of life insurance policies	—	—	—	2,363
Other	(13)	24	(738)	(329)

Net cash provided by (used in) investing activities	$14,808	$(1,037)	$10,933	$(2,944)

FINANCING ACTIVITIES
Payments to repurchase 6.75% Senior Secured Notes	(10,628)	—	(16,751)	(3,392)
Proceeds from borrowings under ABL Facility	25,423	1,268	111,790	39,894
Payments on ABL Facility	(31,062)	(12,868)	(119,024)	(47,320)
Refund (payments) of debt issuance costs	(1)	(17)	(44)	(141)
Payments of acquisition-related contingent earn-out consideration	—	(7)	—	(7)
Payments on financing lease liabilities	(18)	(18)	(83)	(70)
Payment of cash distribution on common stock	(667)	—	(5,827)	(667)
Book overdraft	(395)	—	1,885	(1,885)

Net cash used in financing activities	$(17,348)	$(11,642)	$(28,054)	$(13,588)

Net increase (decrease) in cash and cash equivalents	$(1)	$(12,973)	$(111)	$6,319
Cash and cash equivalents at beginning of year	7	19,298	117	6

Cash and cash equivalents at end of period	$6	$6,325	$6	$6,325

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2020	2019	2020
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Disposition of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments and Depreciation and Amortization Expense (Recurring Operating Expenses)

Operating Expenses	$62,964	$58,085	$262,099	$243,993
Less depreciation and amortization expense	(3,838)	(3,372)	(15,934)	(14,058)
Less change in estimated fair value of contingent earn-out consideration	1	—	41	12
Less impairment of indefinite-lived long-term assets other than goodwill	(1,010)	—	(2,925)	(17,254)
Less impairment of goodwill	(2,427)	—	(2,427)	(307)
Less net gain (loss) on the disposition of assets	(1,114)	(81)	(22,326)	(1,575)
Less stock-based compensation expense	(171)	(72)	(1,460)	(345)

Total Recurring Operating Expenses	$54,405	$54,560	$217,068	$210,466

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$50,485	$48,086	$193,339	$178,127
Net broadcast revenue – acquisitions	—	—	—	—
Net broadcast revenue – dispositions	(478)	(148)	(4,820)	(220)
Net broadcast revenue – format change	(250)	(191)	(2,124)	(2,519)

Same Station net broadcast revenue	$49,757	$47,747	$186,395	$175,388

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$37,973	$36,238	$149,439	$140,942
Broadcast operating expenses – acquisitions	(1)	—	(1)	(2)
Broadcast operating expenses – dispositions	(914)	(264)	(6,075)	(374)
Broadcast operating expenses – format change	(160)	(172)	(2,174)	(2,792)

Same Station broadcast operating expenses	$36,898	$35,802	$141,189	$137,774

Reconciliation of SOI to Same Station SOI
Station Operating Income	$12,512	$11,848	$43,900	$37,185
Station operating loss – acquisitions	1	—	1	2
Station operating loss – dispositions	436	116	1,255	154
Station operating (income) loss – format change	(90)	(19)	50	273

Same Station—Station Operating Income	$12,859	$11,945	$45,206	$37,614

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2020	2019	2020
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Loss
Net broadcast revenue	$50,485	$48,086	$193,339	$178,127
Less broadcast operating expenses	(37,973)	(36,238)	(149,439)	(140,942)

Station Operating Income	$12,512	$11,848	$43,900	$37,185

Net digital media revenue	$9,816	$11,238	$39,165	$39,593
Less digital media operating expenses	(7,813)	(8,602)	(30,801)	(31,725)

Digital Media Operating Income	$2,003	$2,636	$8,364	$7,868

Net publishing revenue	$4,332	$5,153	$21,394	$18,519
Less publishing operating expenses	(5,236)	(5,507)	(22,348)	(21,950)

Publishing Operating Loss	$(904)	$(354)	$(954)	$(3,431)

The company defines EBITDA (1) as net income (loss) before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2020	2019	2020
	(Unaudited)
Net income (loss)	$(4,512)	$3,328	$(27,839)	$(54,062)
Plus interest expense, net of capitalized interest	4,290	4,006	17,496	16,075
Plus provision for (benefit from) income taxes	3,280	(906)	3,977	30,274
Plus depreciation and amortization	3,838	3,372	15,934	14,058
Less interest income	(1)	—	(2)	(1)

EBITDA	$6,895	$9,800	$9,566	$6,344

Less net (gain) loss on the disposition of assets	1,114	81	22,326	1,575
Less change in the estimated fair value of contingent earn-out consideration	(1)	—	(41)	(12)
Plus impairment of indefinite-lived long-term assets other than goodwill	1,010	—	2,925	17,254
Plus impairment of goodwill	2,427	—	2,427	307
Plus (gain) on early retirement of long-term debt	(1,244)	—	(1,670)	(49)
Plus net miscellaneous (income) and expenses	(144)	(36)	(163)	9
Plus non-cash stock-based compensation	171	72	1,460	345
Plus ASC 842 lease adoption	—	—	171	—

Adjusted EBITDA	$10,228	$9,917	$37,001	$25,773

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc. Supplemental Information (in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2020	2019	2020
	(Unaudited)
Net cash provided (used) by operating activities	$2,539	$(294)	$17,010	$22,851
Non-cash stock-based compensation	(171)	(72)	(1,460)	(345)
Depreciation and amortization	(3,838)	(3,372)	(15,934)	(14,058)
Amortization of deferred financing costs	(294)	(214)	(1,060)	(889)
Non-cash lease expense	(2,291)	(2,210)	(9,026)	(8,955)
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(3)	—	(5)	—
Provision for bad debts	(659)	(217)	(2,066)	(4,339)
Deferred income taxes	(3,019)	849	(3,506)	(30,105)
Change in the estimated fair value of contingent earn-out consideration	1	—	41	12
Impairment of indefinite-lived long-term assets other than goodwill	(1,010)	—	(2,925)	(17,254)
Impairment of goodwill	(2,427)	—	(2,427)	(307)
Gain (loss) on the disposition of assets	(1,114)	(81)	(22,326)	(1,575)
Gain (loss) on early retirement of debt	1,244	—	1,670	49
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(1,768)	1,049	595	(1,516)
Inventories	68	(123)	440	(222)
Prepaid expenses and other current assets	(279)	(386)	(617)	957
Accounts payable and accrued expenses	6,513	2,030	2,009	(3,841)
Contract liabilities	(53)	3,011	1,657	(2,263)
Operating lease liabilities (deferred rent)	2,129	2,758	10,112	9,154
Deferred rent income	79	40	209	308
Other liabilities	18	562	34	(1,692)
Income taxes payable	(177)	(2)	(264)	(32)

Net income (loss)	$(4,512)	$3,328	$(27,839)	$(54,062)

Plus interest expense, net of capitalized interest	4,290	4,006	17,496	16,075
Plus provision for income taxes	3,280	(906)	3,977	30,274
Plus depreciation and amortization	3,838	3,372	15,934	14,058
Less interest income	(1)	—	(2)	(1)

EBITDA	$6,895	$9,800	$9,566	$6,344

Plus (gain) loss on the disposition of assets	1,114	81	22,326	1,575
Plus change in the estimated fair value of contingent earn- out consideration	(1)	—	(41)	(12)
Plus impairment of indefinite-lived long-term assets other than goodwill	1,010	—	2,925	17,254
Plus impairment of goodwill	2,427	—	2,427	307
Plus (gain) on the early retirement of long-term debt	(1,244)	—	(1,670)	(49)
Plus net miscellaneous (income) and expenses	(144)	(36)	(163)	9
Plus non-cash stock-based compensation	171	72	1,460	345
Plus ASC 842 lease adoption	—	—	171	—

Adjusted EBITDA	$10,228	$9,917	$37,001	$25,773

Less net cash paid for capital expenditures (1)	(1,693)	(1,051)	(7,757)	(4,616)
Plus cash (paid) received for taxes	(85)	59	(207)	(137)
Less cash paid for interest, net of capitalized interest	(7,964)	(7,428)	(16,539)	(15,165)

Adjusted Free Cash Flow	$486	$1,497	$12,498	$5,855

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at December 31, 2020	Applicable Interest Rate
Senior Secured Notes due 2024 (1)	$216,341,000	6.75%
Asset-based revolving credit facility (2)	5,000,000	2.50%

(1)	$216.3 million notes with semi-annual interest payments at an annual rate of 6.75%.
(2)	Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum with a LIBOR floor of $0.5% or prime rate plus 0.5% to 1.0% per annum.